Exhibit 99.1

Investor Contact:	Adam Hanan
(615) 443-9887

Media Contact:	Heidi Pearce
(615) 235-4135

CRACKER BARREL ANNOUNCES STRATEGIC ACTIONS

Completes Sale-Leaseback Transaction for 26 Cracker Barrel Stores and Divests Maple Street Biscuit Company

Company Raises Profitability Outlook for Fiscal 2026

LEBANON, Tenn. – July 20, 2026 – Cracker Barrel Old Country Store, Inc. (“Cracker Barrel” or the “Company”) (Nasdaq: CBRL) today announced two strategic actions.

Sale-Leaseback Transaction

Cracker Barrel completed a sale-leaseback transaction with an institutional real estate investor for 26 Company-owned Cracker Barrel store locations, generating net proceeds of approximately $77 million. The Company intends to deploy the proceeds towards debt reduction. The transaction is tax efficient and enables the Company to utilize capital loss carryforwards that otherwise would have expired.

Maple Street Biscuit Company Divestiture

Cracker Barrel also completed the sale of certain assets used in its Maple Street Biscuit Company (“MSBC”) business, including the MSBC trademark and the assets used in 35 MSBC locations to Biscuit Belly, LLC. Simultaneously with the completion of this sale, the Company announced that the remaining 16 MSBC locations will be closed.

In connection with the divestiture, the Company expects to recognize non-cash charges1 of approximately $37 million to $39 million during the fourth quarter of fiscal 2026. The Company anticipates additional cash charges1 of approximately $6 million to $8 million associated with exiting the business, some of which are expected to be incurred in the fourth quarter of fiscal 2026 and some in fiscal 2027. MSBC contributed less than 2% of Cracker Barrel’s annual revenue, and this divestiture is expected to be accretive to adjusted EBITDA2 beginning in fiscal 2027.

“These efforts reflect the discipline we bring to managing our business and balance sheet as we position Cracker Barrel for long-term success and shareholder value creation,” said Julie Masino, President and Chief Executive Officer. “Our sale-leaseback transaction will allow us to opportunistically reduce debt while monetizing a portion of our owned real estate at an attractive valuation. Divesting Maple Street sharpens our focus on the core Cracker Barrel brand and is expected to improve profitability. Combined with our improved fiscal 2026 outlook and reduced leverage, these actions demonstrate the progress we are making against our strategic priorities.”

Fiscal 2026 Outlook and Q4 Business Update

Through the first eleven weeks of the Company’s fourth quarter of fiscal 2026, comparable store restaurant sales decreased approximately 2.5% and comparable store retail sales increased approximately 0.5% compared to the same period in the prior year.

The Company now expects to achieve or exceed the high end of its revenue range and exceed its adjusted EBITDA2 outlook for fiscal 2026, which ends July 31, 2026. As previously provided on June 9, 2026, Cracker Barrel anticipated total revenue of $3.27 billion to $3.30 billion and adjusted EBITDA2 of $120 million to $125 million2.

1 The estimated charges and costs that the Company expects to incur in connection with the MSBC divestiture and closure are preliminary and are subject to assumptions that may change. Actual charges and costs may differ from such estimates.

2Adjusted EBITDA is a non-GAAP financial measure. For a definition of this non-GAAP measure and a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure for historical periods, please refer to the Reconciliation of GAAP-Basis Operating Results to Non-GAAP Operating Results section of the June 9, 2026 earnings release. The Company has determined to provide guidance focused on adjusted EBITDA because the Company believes it will be more useful to investors to evaluate the Company's performance prior to the impact of depreciation, taxes, impairment charges, and other items that management believes are not reflective of the Company's current operations. The Company is not able to reconcile the forward-looking estimate of adjusted EBITDA set forth above to a forward-looking estimate of net income, the most directly comparable estimated measure calculated in accordance with GAAP, without unreasonable efforts because the Company is unable to predict, forecast or determine the probable significance of certain items impacting these estimates, including interest expense, taxes, impairment charges and share-based compensation, with a reasonable degree of accuracy. Accordingly, the most directly comparable forward-looking GAAP estimate is not provided.

About Cracker Barrel Old Country Store®

Cracker Barrel Old Country Store, Inc. – rooted in a rich legacy of warmth, generosity, and tradition – is on a mission to bring the goodness of country hospitality to life. Since 1969, when the first store opened in Lebanon, Tenn., Cracker Barrel has been serving up abundant portions of craveable homestyle food and offering one-of-a-kind retail finds. With approximately 660 company-owned Cracker Barrel Old Country Store® locations in 43 states, the brand continues to honor its heritage while welcoming everyone with more than a meal. For more information, visit CrackerBarrel.com.

CBRL-F

Except for specific historical information, certain of the matters discussed in this press release may express or imply projections of items such as revenues or expenditures, statements of plans and objectives or future operations or statements of future economic performance. These and similar statements regarding events or results that the Company expects will or may occur in the future are forward-looking statements concerning matters that involve risks, uncertainties and other factors which may cause the actual results and performance of the Company to differ materially from those expressed or implied by such forward-looking statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity," "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," "should," "projects," "forecasts," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes that the assumptions underlying any forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. In addition to the risks of ordinary business operations, factors and risks that may result in actual results differing from this forward-looking information include, but are not limited to risks and uncertainties associated with inflationary conditions with respect to the price of commodities, ingredients, transportation, distribution and labor; disruptions to the Company's restaurant or retail supply chain; effects of changes in international, national, regional and local economic and market conditions (such as the imposition of trade barriers or other changes in trade policy) on our business; the Company's ability to manage retail inventory and merchandise mix; the Company's ability to sustain or the effects of plans intended to improve operational or marketing execution and performance or liquidity; the impact of adverse or extreme weather events on sales and customer travel; the effects of increased competition at the Company's locations on sales and on labor recruiting, cost, and retention; consumer behavior based on negative publicity or changes in consumer health or dietary trends or safety aspects of the Company's food or products or those of the restaurant industry in general, including concerns about outbreaks of infectious disease; the effects of the Company's indebtedness and associated restrictions on the Company's financial and operating flexibility and ability to execute or pursue its operating plans and objectives; changes in interest rates, increases in borrowed capital or capital market conditions affecting the Company's financing costs and ability to refinance its indebtedness, in whole or in part; the Company's reliance on a single distribution facility and certain significant vendors, particularly for foreign-sourced retail products; information technology disruptions and data privacy and information security breaches, whether as a result of infrastructure failures, employee or vendor errors or actions of third parties; the Company's compliance with privacy and data protection laws; changes in or implementation of additional governmental or regulatory rules, regulations and interpretations affecting tax, health and safety, animal welfare, pensions, insurance or other undeterminable areas; the actual results of pending, future or threatened litigation or governmental investigations; or the Company's ability to manage the impact of negative social media attention and the costs and effects of negative publicity; the impact of activist shareholders; the Company's ability to achieve aspirations, goals and projections related to its sustainability initiatives; the Company's ability to enter successfully into new geographic markets that may be less familiar to it; changes in land, building materials and construction costs; the availability and cost of suitable sites for restaurant development and the Company's ability to identify those sites; the Company's ability to retain key personnel; the ability of and cost to the Company to recruit, train, and retain qualified hourly and management employees; uncertain performance of acquired businesses, strategic investments and other initiatives that the Company may pursue from time to time; the effects of business trends on the outlook for individual restaurant locations and the effect on the carrying value of those locations; general or regional economic weakness, business and societal conditions; discretionary income or personal expenditure activity of the Company's customers; implementation of new or changes in interpretation of existing accounting principles generally accepted in the United States of America ("GAAP"); and other factors described from time to time in the Company's filings with the Securities and Exchange Commission, press releases, and other communications. Any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. The Company expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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